EXHIBIT 99.1

3D Systems Announces Sale of On Demand Manufacturing Business

  Company exiting service bureau business through sale to Trilantic North America for $82 million
  Proceeds to be reinvested in core additive manufacturing business for accelerated growth and profitability

ROCK HILL, S.C., June 01, 2021 (GLOBE NEWSWIRE) -- 3D Systems (NYSE:DDD) today announced it has signed an agreement to sell its On Demand Manufacturing business to Trilantic North America, a leading, growth-focused middle-market private equity firm, for a purchase price of $82 million, subject to certain closing conditions and adjustments. The sale includes the company’s On Demand Manufacturing experts and facilities in Lawrenceburg, Tennessee; Seattle, Washington; Le Mans, France; Pinerolo, Italy; and High Wycombe, England. 3D Systems’ On Demand Manufacturing business, which will be rebranded under Trilantic North America’s ownership as Quickparts, offers a variety of advanced and rapid manufacturing services, including additive and subtractive capabilities. As with the divestitures announced earlier this year, by taking this action 3D Systems can more effectively focus on its strategic purpose as the leader in enabling additive manufacturing solutions for applications in growing markets that demand high-reliability products. 3D Systems will continue its collaboration with Quickparts after the sale closes to support shared customers.

Commenting on the sale, 3D Systems’ President and CEO, Dr. Jeffrey Graves said, “We are continuing to aggressively execute our four-phase plan that we announced a year ago, to position the company for exciting growth and profitability as the market for industrial-scale additive manufacturing continues to expand. The On Demand Manufacturing business, with its focus on the rapid production of components using a multitude of digital manufacturing methods, is a solid business that has a very bright future under the stewardship of Trilantic North America. Our sole reason for divestiture is to enable our entire focus and investment priorities to be on additive manufacturing (AM), where we play a unique leadership role in enabling industrial-scale AM adoption across a range of exciting end markets. We will continue to collaborate with the Quickparts business as it relates to additive manufacturing and are confident that, with the focus this brings to both organizations, the future will be bright for all stakeholders. With a very strong balance sheet and cash position, proceeds from the sale will be used to further accelerate our investments for growth in our core additive manufacturing capabilities, for which we are seeing rapidly rising demand in new, extraordinary applications ranging from the human body to electric vehicles and space travel.”

3D Systems announced earlier this month that the company is investing in a 50,000 square foot expansion of its presence in Littleton, Colorado to expand its healthcare and industrial application development and advanced production capabilities. Through this infrastructure investment, the company will add expertise and the most advanced metal additive manufacturing technologies to address new, more complex industrial applications such as those for aerospace, automotive, semiconductor, and energy.

The enhancements to the Littleton site will complement the work being done at 3D Systems’ other application development and advanced manufacturing sites in Rock Hill, South Carolina; Moerfelden, Germany; Budel, Netherlands; and Leuven, Belgium. The company recently added metal 3D printing technology to its site in Leuven in support of the work its application development and advanced manufacturing teams do for the semiconductor capital equipment, aerospace, defense, and automotive industries. Additionally, 3D Systems plans to add both plastics and metals technologies to its Rock Hill, South Carolina location, including the recently announced Roadrunner™ High Speed Fusion 3D printing system.

3D Systems expects completion of the On Demand Manufacturing transaction to occur in the third quarter of 2021.

Forward-Looking Statements
Certain statements made in this release that are not statements of historical or current facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. In many cases, forward-looking statements can be identified by terms such as "believes," "belief," "expects," "may," "will," "estimates," "intends," "anticipates" or "plans" or the negative of these terms or other comparable terminology. Forward-looking statements are based upon management’s beliefs, assumptions, and current expectations and may include comments as to the company’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the control of the company. The factors described under the headings "Forward-Looking Statements" and "Risk Factors" in the company’s periodic filings with the Securities and Exchange Commission, as well as other factors, could cause actual results to differ materially from those reflected or predicted in forward-looking statements. Although management believes that the expectations reflected in the forward-looking statements are reasonable, forward-looking statements are not, and should not be relied upon as a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at which such performance or results will be achieved. The forward-looking statements included are made only as of the date of the statement. 3D Systems undertakes no obligation to update or review any forward-looking statements made by management or on its behalf, whether as a result of future developments, subsequent events, or circumstances or otherwise.

About 3D Systems
More than 30 years ago, 3D Systems brought the innovation of 3D printing to the manufacturing industry. Today, as the leading additive manufacturing solutions partner, we bring innovation, performance, and reliability to every interaction - empowering our customers to create products and business models never before possible. Thanks to our unique offering of hardware, software, materials, and services, each application-specific solution is powered by the expertise of our application engineers who collaborate with customers to transform how they deliver their products and services. 3D Systems’ solutions address a variety of advanced applications in healthcare and industrial markets such as medical and dental, aerospace & defense, automotive, and durable goods. More information on the company is available at www.3dsystems.com.

About Trilantic North America
Trilantic Capital Management L.P. ("Trilantic North America") is a private equity firm focused on control and significant minority investments in North America. Trilantic North America's primary investment focus is in the business services, consumer, and energy sectors. Trilantic North America currently manages six private equity fund families with aggregate capital commitments of $9.7 billion. Trilantic North America has been recognized by Inc. Magazine's 2019 list of Top 50 Founder-Friendly Private Equity Firms. For more information, visit www.trilanticnorthamerica.com.

Investor Contact:   investor.relations@3dsystems.com
Media Contact:      press@3dsystems.com